Exhibit 10.7

Loan No. 716925

LETTER OF UNDERTAKING

August 19, 2015

BR Ashton I Owner, LLC

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue – 9th Floor

New York, NY 10019

Re:	Loan No.:	716925
	New Borrower:	BR Ashton I Owner, LLC
	Lender:	Sun Life Assurance Company of Canada
	Property:	The land, improvements and personal property located at 10320 Grobie Way, Charlotte,
Mecklenburg County, North Carolina, commonly known as Ashton Reserve at Northlake (Phase I)

Ladies and Gentlemen:

Reference is hereby made to that certain Conditional Approval Letter dated July 21, 2015 (“Conditional Approval”) whereby Lender has agreed to approve the Loan Assumption (as defined in the Conditional Approval). It is the purpose of this Letter of Undertaking to set forth certain agreements between the New Borrower and the Lender with respect to the Loan Assumption.

The Lender has received a Phase I Environmental Site Assessment Report dated March 26, 2015, Project No. BRCKNY009.01 (hereinafter referred to as the “Phase I Report”) prepared by Blackstone Consulting, LLC (the “Engineer”). The Phase I Report reveals that, based on limited radon testing, six (6) apartment units contained radon levels in excess of the USEPA Action Limit of 4.0 pCi/L, and the Phase I recommends that certain short-term radon retesting be conducted on the Property. The Lender has also received a Letter Report of Short-Term Radon Testing dated August 4, 2015 (hereinafter referred to as the “Short-Term Radon Testing Letter”) prepared by the Engineer. The Short-Term Radon Testing Letter reveals that based on the short-term radon retesting and previous testing results, three (3) apartment units contained an average radon gas concentration in excess of the USEPA Action Limit of 4.0 pCi/L, and the Short-Term Radon Testing Letter recommends that certain long-term radon testing be conducted on the Property and, if necessary, mitigation of units containing elevated levels of radon, a summary of which is described on Exhibit “A” attached hereto (hereinafter, individually as “Long-Term Radon Testing” and “Radon Mitigation”, respectively, and collectively referred to as the “Radon Requirements”).

Notwithstanding the fact that New Borrower has not completed the Radon Requirements, Lender has agreed to approve the Loan Assumption upon the following conditions:

1.	Short-Term Radon Retesting:

a.         The New Borrower shall retain the Engineer to complete the Long-Term Radon Testing.

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b.         Upon completion of the Long-Term Radon Testing, New Borrower shall deliver a letter to Lender certifying that the Long-Term Radon Testing has been completed and shall obtain a supplemental radon report, including test results, from the Engineer to the effect that the Long-Term Radon Testing has been satisfactorily completed in accordance with the recommendations contained in the Short-Term Radon Testing Letter and advising on whether further action is required.

3.	Radon Mitigation:

a.         In the event that the result of the Long-Term Radon Testing is that one or more portions of the Property have radon levels in excess of the USEPA Action Limit of 4.0 pCi/L, then New Borrower shall retain a contractor or contractors, acceptable to Lender, to complete the Radon Mitigation as set forth in the supplemental radon report to be issued by the Engineer following the Long-Term Radon Testing.

b.         Upon completion of the Radon Mitigation, if applicable, the New Borrower shall deliver a letter to Lender certifying that the Radon Mitigation has been completed and shall obtain an additional supplemental radon report, including photographs of the areas on which Radon Mitigation has been made, as applicable, from the Engineer to the effect that the Radon Mitigation has been satisfactorily completed in accordance with the recommendations contained in the original supplemental radon report. In addition, New Borrower shall submit lien waivers, as applicable, and paid invoices from all parties performing labor or supplying materials in connection with the Radon Mitigation. Upon receipt of such additional supplemental radon report, lien waivers and paid invoices, copies thereof shall be immediately forwarded to the Lender for review and approval.

All Radon Requirements shall be completed by New Borrower by May 19, 2016 (the “Completion Date”).

If New Borrower fails to complete the Radon Requirements by the Completion Date, such failure shall constitute an Event of Default, as defined in the Loan Documents, and shall entitle the Lender to exercise all remedies available to it thereunder.

The execution of this Letter of Undertaking and the agreements contained herein constitute a material inducement to Lender to approve the Loan Assumption. Time is of the essence.

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If you are agreeable to the above terms, please so indicate in the space provided for below.

Dated: August 19, 2015

Sincerely,

SUN LIFE ASSURANCE COMPANY OF CANADA

/s/ [Illegible signature]	Per:	/s/ Phillippe Dougherty
Subscribing Witness	Name:	Phillippe Dougherty
	Title:	Director of Canadian Asset Management

/s/ [Illegible signature]	Per:	/s/ Christine A. Iacoucci
Subscribing Witness	Name:	Christine A. Iacoucci, AACI, P.App
	Title:	Managing Director, Real Estate

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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AGREED TO AND ACCEPTED

THIS 19th DAY OF AUGUST, 2015:

BR ASHTON I OWNER, LLC,
a Delaware limited liability company

By:	BRG ASHTON NC, LLC, a Delaware limited liability company, its sole member

	By:	/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Its:	Authorized Signatory

Loan No. 001961

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EXHIBIT “A”

RADON REQUIREMENTS

1.	Long-Term Radon Retesting: Long-term radon retesting in apartment units 6-102; 8-102; and 9-104.

2.	Radon Mitigation: Mitigation as and if required by the supplemental radon report to be issued by the Engineer following the Long-Term Radon Testing.

Loan No. 001961

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